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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2015

URANIUM RESOURCES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33404	75-2212772
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6950 S. Potomac Street, Suite 300
Centennial, Colorado	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (303) 531-0470

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

        On June 3, 2015, Uranium Resources, Inc., a Delaware corporation ("URI"), entered into a scheme implementation agreement (the "Implementation Agreement") with Anatolia Energy Limited, an Australian public company ("Anatolia"), pursuant to which URI will acquire all of the outstanding equity of Anatolia. Pursuant to the Implementation Agreement, each ordinary share of Anatolia capital stock (the "Anatolia Shares") will be exchanged for newly issued shares of URI common stock (the "URI Shares"), and Anatolia will become a wholly-owned subsidiary of URI. In addition, each outstanding option to purchase Anatolia Shares will be exchanged for newly issued URI options, and each Anatolia performance share will be exchanged for newly issued URI performance shares (the exchanges collectively, the "Transaction").

        Subject to the terms and conditions of the Implementation Agreement, at the effective time of the Transaction, each Anatolia Share outstanding immediately prior to the effective time will be transferred to URI in exchange for 0.06579 URI Shares. URI will also issue options with a Black-Scholes value approximately equal to the Black-Scholes value of the Anatolia options being replaced, and URI performance shares subject to the same terms and conditions as the Anatolia performance shares being replaced. Immediately after the closing of the Transaction, it is anticipated that the URI Shares issued to former Anatolia shareholders will represent approximately 40.6% of the outstanding common stock of the combined company, and the shares of common stock held by current URI shareholders will represent approximately 59.4% of the outstanding common stock of the combined company. Pursuant to the terms of the Implementation Agreement, upon the successful consummation of the Transaction, the board of directors of the combined company will consist of five former URI directors and two former Anatolia directors.

        Consummation of the Transaction is subject to customary conditions for a business combination of this type under Australian and Delaware corporate law, including, among others, approval of the Transaction by the security holders of Anatolia in accordance with applicable Australian law and the affirmative vote of the holders of a majority of the votes cast at a meeting of URI's shareholders approving the issuance of the new URI Shares in the Transaction, as required by the rules of the NASDAQ Stock Market. Each party's obligation to consummate the Transaction is subject to certain other conditions, including approval of the Transaction by the Federal Court of Australia, approval by the ASX of the admission of URI to the official list of the ASX and official quotation of the new URI Shares in the form of CHESS Depositary Interests (CDIs), to the extent that Anatolia shareholders elect to receive CDIs, and quoted URI options in the form of CDI options for quoted Anatolia options, the absence of any injunction, restraint or governmental restriction making illegal or restraining the consummation of the Transaction, the accuracy in all material respects of the other party's warranties, the accuracy in all material respects of the other party's representations and warranties contained in the Implementation Agreement that are not qualified as to materiality, the other party's performance in all material respects of all obligations to be performed by it under the Implementation Agreement, and the absence of any effect, event, occurrence or matter that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the other party of the nature specified in the Implementation Agreement. Anatolia may also terminate the Implementation Agreement if the parties have not entered into a convertible loan facility agreement by June 22, 2015, under which it is anticipated that URI will loan Anatolia up to A$2.0 million before the closing of the Transaction. In addition, each party's obligation to consummate the Transaction is subject to the continued public support for the Transaction by the other party's directors and, in the case of URI, significant shareholder, and the confirmation of certain licensing and other matters concerning the other party. The parties expect to close the Transaction in the fourth quarter of 2015 subject to satisfaction of these and other closing conditions.

        The Implementation Agreement contains representations and warranties customary for transactions of this type. Each party has agreed to various customary covenants and agreements, including, among others, agreements to conduct such party's business in the ordinary course and substantially consistent with past practices, except as otherwise provided for in the Implementation Agreement. In addition, both parties have agreed not to take certain specified actions without the prior written consent of the other party from the date of the Implementation Agreement until the consummation of the Transaction.

        The Implementation Agreement obliges Anatolia to abide by certain restrictions on its ability to solicit competing proposals from third parties and to provide non-public information to and enter into discussions or negotiations with third parties regarding competing proposals. Notwithstanding this obligation, Anatolia may under certain circumstances furnish information to and engage in discussions or negotiations with third parties with respect to unsolicited competing proposals if Anatolia's board of directors determines in good faith and acting reasonably after consulting with its external legal and financial advisers that the competing proposal is, or would be likely to lead to a Superior Proposal (as defined below), and that not taking such action would be likely to constitute a breach of the Anatolia board's fiduciary or statutory duties under applicable law. A "Superior Proposal" generally means a written proposal for a transaction to acquire Anatolia or all or a substantial part of the business or property of Anatolia that Anatolia's board determines in good faith is reasonably capable of being completed and would reasonably likely result in a transaction more favorable to Anatolia's security holders than the Transaction, as more fully set forth in the Implementation Agreement.

        The Implementation Agreement contains certain termination rights for both parties. Upon termination of the Implementation Agreement under specified circumstances, a party may be required to pay to the other party a termination fee in the amount of A$319,964.

        A copy of the Implementation Agreement is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The description of the Implementation Agreement set forth in this Item 1.01 is not complete and is qualified in its entirety by reference to the full text of the Implementation Agreement set forth on Exhibit 2.1. The representations, warranties and covenants contained in the Implementation Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Implementation Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Implementation Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of any of the parties to the Implementation Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Implementation Agreement, which subsequent information may or may not be fully reflected in public disclosures by the parties.

Forward Looking Statements

        This Current Report on Form 8-K contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act. All statements included in this press release that address activities, events or developments that URI expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements, including the occurrence, timing and financial terms or effect of the Transaction and expected timing for closing, are based on certain assumptions made by URI based on current conditions, expected future developments and other factors it believes are appropriate in the circumstances. No assurances can be given, however, that these activities, events or developments will occur or that such results will be achieved. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of URI. Several of these risks are outlined in URI's most recent Annual Report on Form 10-K for the year ended December 31, 2014, and other documents URI files with the Securities and Exchange Commission ("SEC"). Forward-looking statements represent the judgment of URI management as of the date of this Current Report on Form 8-K, and URI disclaims any intent or obligation to update any forward-looking statements contained herein, which speak as of the date hereof.

Additional Information

        This report is being filed in respect of the proposed acquisition of Anatolia by URI and related matters. In connection with the proposed transaction, URI will file with the SEC a proxy statement and will mail or otherwise disseminate the proxy statement and a form of proxy to its stockholders when it becomes available. STOCKHOLDERS AND INVESTORS ARE ENCOURAGED TO READ THE PROXY STATEMENT (AND OTHER RELEVANT MATERIALS) REGARDING THE PROPOSED TRANSACTION CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE, AND BEFORE MAKING ANY VOTING DECISION, AS IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. Stockholders and investors will be able to obtain a free copy of the proxy statement (when available), as well as other filings made by URI regarding URI, Anatolia and the proposed transaction, without charge, at the SEC website at www.sec.gov. In addition, documents filed with the SEC by URI will be available free of charge on the investor section of URI's website at www.uraniumresources.com.

Certain Information Regarding Participants

        URI and certain of its directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from URI's stockholders in connection with the proposed transaction. The names of URI's directors and executive officers and a description of their interests in URI are set forth in URI's Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which was filed with the SEC on March 19, 2015, and Amendment No. 1 thereto, which was filed with the SEC on April 30, 2015. Additional information about the interests of potential participants will be contained in the proxy statement (when filed) and other relevant materials to be filed with the SEC in connection with the proposed transaction. These documents may be obtained from the SEC website and from URI in the manner noted above.

Item 7.01.    Regulation FD Disclosure.

        One June 4, 2015, URI made a presentation concerning the Transaction as part of a publicly available conference call and webcast. A copy of the presentation is furnished herewith as Exhibit 99.1. URI does not undertake to update this presentation.

Item 9.01.    Financial Statements and Exhibits.

(d)
Exhibits.

Exhibit No.	Description
2.1	Scheme Implementation Agreement, dated June 3, 2015, between Uranium Resources, Inc. and Anatolia Energy Limited.
99.1	Presentation dated June 4, 2015.

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 4, 2015

URANIUM RESOURCES, INC.
By:	/s/ JEFFREY L. VIGIL
Name:	Jeffrey L. Vigil
Title:	Vice President—Finance and Chief Financial Officer

 Exhibit Index

Exhibit No.	Description
2.1	Scheme Implementation Agreement, dated June 3, 2015, between Uranium Resources, Inc. and Anatolia Energy Limited.
99.1	Presentation dated June 4, 2015.

QuickLinks

  Item 1.01. Entry into a Material Definitive Agreement.
  Item 7.01. Regulation FD Disclosure.
  Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Exhibit Index